Exhibit 1.1

EXECUTION VERSION

$400,000,000

MID-AMERICA APARTMENTS, L.P.

3.750% Senior Notes due 2024

Underwriting Agreement

June 10, 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Representatives of the several Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”) and majority owned subsidiary of Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 aggregate principal amount of the Operating Partnership’s 3.750% Senior Notes due 2024 (the “Securities”). The Securities will be issued pursuant to the Indenture dated as of October 16, 2013 (the “Base Indenture”), as amended and supplemented by a Second Supplemental Indenture to be dated as of June 13, 2014 (the “Supplemental Indenture;” the Base Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter called the “Indenture”), each among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”).

As used herein, the term “Transaction Documents” means this underwriting agreement (this “Agreement”), the Securities, the Base Indenture and the Supplemental Indenture; and, for purposes of clarity, it is hereby understood and agreed that references to the Transaction Documents to which the Operating Partnership is a party (and similar references) mean this Agreement, the Securities, the Base Indenture and the Supplemental Indenture, and references to the Transaction Documents to which the Company is a party mean this Agreement, the Base Indenture and the Supplemental Indenture.

The Operating Partnership and the Company hereby confirm their joint and several agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Operating Partnership and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File Nos. 333-191243 and 333-191243-01), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it became effective, any prospectus or prospectus supplement filed with the Commission pursuant to Rule 424(a) under the Securities Act that relates to the offering of the Securities, the prospectus and any prospectus supplement included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and the Time of Sale Prospectus (as defined below), and the term “Prospectus” means the prospectus supplement dated June 10, 2014 (the “Prospectus Supplement”), together with the accompanying prospectus dated September 18, 2013 (the “Base Prospectus”), in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (including, without limitation, the Time of Sale Prospectus) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (a) in the case of the Registration Statement, any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein and (b) in the case of the Base Prospectus, any Preliminary Prospectus and the Prospectus, any documents filed after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, respectively, under the Exchange Act that are deemed to be incorporated by reference therein. As used in this Agreement, references to the date of any Preliminary Prospectus or Prospectus that consists of a prospectus supplement and accompanying prospectus mean the date of such prospectus supplement. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statements, the Base Prospectus, any Preliminary Prospectus or the Prospectus and similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein; references in this Agreement to “subsidiaries” or any “subsidiary” of the Company shall include, without limitation, the Operating Partnership and Colonial LP (as defined below); and references in this Agreement to “subsidiaries” or any “subsidiary” of the Operating Partnership shall include, without limitation, Colonial LP. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Time of Sale Prospectus.

At or prior to 2:10 p.m. (New York time) on June 10, 2014, the time when sales of the Securities were first made (the “Time of Sale”), the Operating Partnership and the Company had prepared the following information (collectively, the “Time of Sale Information”): a preliminary prospectus supplement dated June 10, 2014 (the “Preliminary Prospectus Supplement”) and accompanying Base Prospectus (such documents, in the form first made available to the Underwriters for use in the offering of the Securities, are hereinafter called, collectively, the “Time of Sale Prospectus”), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of the Securities by the Underwriters.

(a) The Operating Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.223% of the principal amount thereof. The Operating Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Operating Partnership and the Company understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Operating Partnership and the Company, jointly and severally, acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Sidley Austin LLP, 787 Seventh Ave, New York, New York 10019 at 10:00 A.M., New York City time, on June 13, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Operating Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”) or a custodian acting on behalf of DTC, for the account of the Underwriters, of one or more Securities in global form (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Operating Partnership and the Company, jointly and severally, acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Operating Partnership and the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Operating Partnership, the Company or any other person. Additionally, neither of the Representatives nor any other Underwriter is advising the Operating Partnership, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Operating Partnership and the Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither of the Representatives nor any other Underwriter shall have any responsibility or liability to the Operating Partnership or the Company with respect thereto. Any review by the Representatives or any Underwriter of the Operating Partnership, the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Operating Partnership or the Company or any other person.

3. Representations and Warranties of the Operating Partnership and the Company. The Operating Partnership and the Company jointly and severally represent and warrant to, and agree with, each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Company make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Company make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Operating Partnership and the Company (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Operating Partnership or the Company or their respective agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Company make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the

Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Operating Partnership or the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Operating Partnership or the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership and the Company make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements of the Company and its subsidiaries and the related notes thereto and the financial statements of the Operating Partnership and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and, if applicable, of the Operating Partnership and its subsidiaries as of the dates indicated and their respective results of operations and changes in cash flows for the periods specified; the financial statements of Colonial Properties Trust, an Alabama real estate investment trust (“Colonial”) and its subsidiaries and the related notes thereto and of Colonial Realty Limited Partnership, a Delaware limited partnership (“Colonial LP”) and its subsidiaries and the related notes thereto, in each case included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of Colonial and its subsidiaries, of Colonial LP and its subsidiaries and of such other entity or business and its consolidated subsidiaries (if any) as of the dates indicated and their respective consolidated (if applicable) results of operations and changes in cash flows for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information fairly present in all material respects the information required to be stated therein. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(g) Financial Statements Pursuant to Rule 3-14. Any financial statements or financial information required by Rule 3-14 or Article 11 of Regulation S-X (collectively, the “Rule 3-14 Information”) to be included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, together with the related notes and schedules, have been included or incorporated by reference therein as required by the Securities Act and the Exchange Act, and present fairly the material factors considered by the Operating Partnership or the Company, as the case may be, when assessing each such property; after reasonable inquiry, neither the Operating Partnership nor the Company is aware of any factor other than those included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information that would cause such Rule 3-14 Information not to be indicative of future operating results of the applicable property or properties, as the case may be; no property for which Rule 3-14 Information is included or incorporated by reference in the Registration Statement, Prospectus or the Time of Sale Information was acquired from a party related to the Operating Partnership or the Company; and there are no properties for which the Operating Partnership or the Company is required to disclose Rule 3-14 Information other than as included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information.

(h) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in or affecting the properties, financial condition, results of operations, business affairs or prospects of the Operating Partnership and its subsidiaries considered as one enterprise or the Company and its subsidiaries, considered as one enterprise, in each case whether or not arising in the ordinary course of business; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership and its subsidiaries considered as one enterprise or with respect to the Company and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Operating Partnership and its consolidated subsidiaries or of the Company and its consolidated subsidiaries (in each case except for borrowings and repayment of borrowings in the ordinary course of business).

(i) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Tennessee, with all power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined below). The Company is the sole general partner of the Operating Partnership and the Company owns the percentage of the outstanding equity interests in the Operating Partnership disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. As used herein, “Material Adverse Effect” means a material adverse effect on the properties, financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise or of the Operating Partnership and its subsidiaries considered as one enterprise; for purposes of clarity, it is hereby understood and agreed that statements to the effect that certain matters will not or could not reasonably be expected to have or result in a Material Adverse Effect (and statements of like effect) mean that such matters will not have a Material Adverse Effect on the Company or on the Operating Partnership.

(j) Organization and Good Standing of the Operating Partnership and Other Subsidiaries. Each of the Operating Partnership and Colonial LP has been duly organized and is validly existing as a limited partnership and in good standing under the laws of the State of Tennessee (in the case of the Operating Partnership) or Delaware (in the case of Colonial LP) and has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information. Each of the Operating Partnership and Colonial LP is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Operating Partnership is the sole general partner of Colonial LP, and the Operating Partnership owns, directly or through wholly owned subsidiaries, 100% of the outstanding partnership interests in Colonial LP. Each Significant Subsidiary (as defined below) of the Company in addition to the Operating Partnership and Colonial LP has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests, as the case may be, of each such Significant Subsidiary (i) have been duly authorized and validly issued, are fully paid and non-assessable and (ii) except for the Operating Partnership or as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests, as the case may be, of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary. As used in this Agreement, the term “Significant Subsidiary” means (i) the Operating Partnership, (ii) Colonial LP, (iii) MAA Limited Member, LLC, a Delaware limited liability company (“MLM”), and (iv) each subsidiary of the Company that would be deemed a “Significant Subsidiary” of the Company under either (X) clause (1) or (2) of the definition of “significant subsidiary” appearing in Rule 1-02 of Regulation S-X. The only Significant Subsidiaries of the Company are (i) the Operating Partnership, (ii) Colonial LP and (iii) MLM.

(k) Capitalization of the Company. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and the Time of Sale Information, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its Significant Subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

(l) Partnership Capitalization. Without limitation to any other representations and warranties set forth herein, all of the outstanding partnership interests of the Operating Partnership and Colonial LP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; and the partnership interests of the Operating Partnership and Colonial LP that are owned, directly or indirectly, by the Company and the partnership interests of Colonial LP that are owned, directly or indirectly, by the Operating Partnership are in each case owned in the respective percentages set forth in the Registration Statement, the Prospectus and the Time of Sale Information, free and clear (except as may otherwise be specifically described in the Registration Statement, the Prospectus and the Time of Sale Information) of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. None of the outstanding partnership interests of the Operating Partnership or Colonial LP was issued in violation of the preemptive or other rights of the security holders of the Operating Partnership or Colonial LP, respectively.

(m) Due Authorization. Each of the Operating Partnership and the Company has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, including, without limitation, in the case of the Operating Partnership, the issuance, sale and delivery of the Securities, in each case as contemplated by this Agreement and the Indenture; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Operating Partnership and the Company of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(n) Partnership Agreements. Each of the limited partnership agreement of the Operating Partnership, including all restatements thereof and amendments thereto (the “Partnership Agreement”), and the limited partnership agreement of Colonial LP, including all restatements thereof and amendments thereto if any (the “Colonial Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and Colonial LP, respectively, and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights generally or by general equity principles (collectively, the “Enforceability Exceptions”).

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company.

(p) Description of Transaction Documents. Each of the Transaction Documents conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

(q) Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Operating Partnership and the Company and, prior to the delivery and payment for the Securities on the Closing Date, will have been duly executed and delivered by the Operating Partnership and the Company and will constitute a valid and legally binding agreement of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act.

(r) Securities. The Securities have been duly authorized by the Operating Partnership and, when duly authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will have been duly executed and delivered by the Operating Partnership, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(s) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other Organizational Documents (as defined below), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and bylaws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(t) No Conflicts; No Consents Required. The execution, delivery and performance by each of the Operating Partnership and the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the compliance by each of the Operating Partnership and the Company with the terms of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company, the Operating Partnership’s certificate of limited partnership or Partnership Agreement or the Organizational Documents of any of the Company’s other subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Operating Partnership and the Company of their respective obligations under the Transaction Documents; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Operating Partnership or the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities, compliance by the Operating Partnership or the Company with the terms of the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents, except as have been made or obtained under the Securities Act and the Exchange Act and except as may be required by and made in accordance with or obtained under state securities laws or regulations.

(u) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or to adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Operating Partnership or the Company of their respective obligations thereunder; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Operating Partnership and the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or the Exchange Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the Securities Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(v) Independent Accountants. Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its consolidated subsidiaries and of the Operating Partnership and its consolidated subsidiaries are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries and with respect to the Operating Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Securities Act. Deloitte & Touche LLP, whose reports on the consolidated financial statements of Colonial and its consolidated subsidiaries and of Colonial LP and its consolidated subsidiaries are included or incorporated by reference in the Registration Statements, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to Colonial and its subsidiaries and with respect to Colonial LP and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Exchange Act. Each other independent registered public accounting firm that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information is an independent registered public accounting firm with respect to the Company and its subsidiaries, the Operating Partnership and its subsidiaries or other appropriate entity (and its subsidiaries, if any), as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(w) Title to Properties. (i) Except as otherwise set forth in the Registration Statement, the Prospectus and the Time of Sale Information, the Company and its subsidiaries and the Operating Partnership and its subsidiaries hold good and marketable title to the real property and improvements described as being owned by the Company and its subsidiaries and by the Operating Partnership and its subsidiaries, respectively, in the Registration Statement, the Prospectus and the Time of Sale Information (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, improvements, air rights or condominium units, or leasehold title to land, improvements, air rights or condominium units) with such exceptions and subject to such mortgages, easements and liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) any ground lease under which the Company or any of its subsidiaries leases the land or air rights on which any Property is located is in full force and effect, and neither the Company nor any of its subsidiaries is in default in respect of any of the terms or provisions of any such lease and neither the Company nor any of its subsidiaries has received notice of the assertion of any claim by anyone adverse to the rights of the Company or any such subsidiary, as the case may be, as lessee under any such lease, or affecting or questioning the rights of the Company or any such subsidiary, as the case may be, to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except for such failures to comply that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x) Investment Company Act. Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, neither the Company nor the Operating Partnership will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(y) Compliance with Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Time of Sale Information, and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as defined below) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and except as described in the Registration Statement, the

Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa) Disclosure Controls. Each of the Company and the Operating Partnership maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by it in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s or the Operating Partnership’s, as the case may be, management as appropriate to allow timely decisions regarding required disclosure. Each of the Company and its subsidiaries and the Operating Partnership and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of December 31, 2013 and as of the last day of each of the Company’s and the Operating Partnership’s fiscal quarters ended thereafter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(bb) Accounting Controls. Each of the Company and the Operating Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Each of the Company and the Operating Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on each of the Company’s and the Operating Partnership’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there are no material weaknesses in the Company’s or the Operating Partnership’s internal control over financial reporting. The Company’s and the Operating Partnership’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s or the Operating Partnership’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Operating Partnership’s internal controls over financial reporting.

(cc) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Insurance. Each of the Company and its subsidiaries have insurance (including title insurance) provided by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to result in a Material Adverse Effect.

(ee) ERISA. The assets of the Company and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(ff) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) Compliance with FCPA and Related Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate, partnership or similar funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries own or lease property or conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(ii) Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company or the Operating Partnership or, to the knowledge of the Company and the Operating Partnership, any of the Company’s or the Operating Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) No Registration Rights. Other than in connection with the Exchange Offer, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities. For purposes of this Agreement, the “Exchange Offer” shall mean (i) the Operating Partnership’s prior exchange of the registered 6.25% Senior Notes due 2014, 5.50% Senior Notes due 2015 and 6.05% Senior Notes due 2016 of Colonial LP for the Operating Partnership’s new privately placed 6.25% Senior Notes due 2014, 5.50% Senior Notes due 2015 and 6.05% Senior Notes due 2016 and cash, and (ii) the Operating Partnership’s subsequent offer to exchange the privately placed 5.50% Senior Notes due 2015 and 6.05% Senior Notes due 2016 of the Operating Partnership for

registered 5.50% Senior Notes due 2015 and 6.05% Senior Notes due 2016 of the Operating Partnership pursuant to and in accordance with terms and conditions described in the prospectus, dated as of May 23, 2014, that forms part of the Operating Partnership’s registration statement on Form S-4 (File No. 333-196244) filed by the Operating Partnership with the Commission under the Securities Act on May 23, 2014.

(kk) No Stabilization. Neither the Company nor any subsidiary of the Company nor any affiliate of the Company or the Operating Partnership has taken, nor will the Company nor any subsidiary of the Company nor any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Compliance with Tax Laws. The Company and each of its subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and the failure to file which would not, singly or in the aggregate, adversely affect the Company’s qualification as a real estate investment trust for federal or state tax purposes) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and which failure to pay would not, singly or in the aggregate, adversely affect the Company’s qualification as a real estate investment trust for federal or state tax purposes.

(oo) REIT Compliance. Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (“Code”), and its organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The subsidiaries of the Company that are partnerships or limited liability companies (“Subsidiary Partnerships”) have been and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships. In the case of any Subsidiary Partnerships that have terminated, such Subsidiary Partnerships were treated as partnerships or disregarded entities for U.S. federal income tax purposes and not as corporations, associations taxable as corporations or publicly traded partnerships through the date of termination of such Subsidiary Partnerships.

(pp) Waivers. The Company will use its best efforts to monitor the ownership of the Company’s capital stock to ensure that (i) the Ownership Limit Waiver Agreement (the “C&S Waiver”), by and between the Company and Cohen & Steers Capital Management, Inc. (“C&S”), dated November 13, 2012, (ii) the Ownership Limit Waiver Agreement (the “Invesco Waiver”), by and between the Company and Invesco Advisers, Inc. (“Invesco”), dated June 6, 2011, (iii) the Ownership Limit Waiver Agreement (the “BlackRock Waiver”), by and between the Company and BlackRock, Inc. (“BlackRock”), dated September 1, 2011, (iv) the Ownership Limit Waiver Agreement (the “Vanguard Waiver”), by and between the Company and The Vanguard Group, Inc. (“Vanguard”), dated March 28, 2013 and (v) any similar waivers entered into in the future, will not cause the Company to fail to satisfy the requirements of Section 856(a)(6) of the Code, including, without limitation, making periodic inquiries regarding the ownership of the capital stock of the Company by C&S, Invesco, BlackRock, Vanguard and each other person or entity to which any similar waiver is granted and making periodic reviews of the ownership of the capital stock of the Company by other shareholders; the Company will, if necessary to prevent a violation of the requirements of Section 856(a)(6) of the Code, promptly exercise the power in Section 3 of the C&S Waiver, the Invesco Waiver, the BlackRock Waiver or the Vanguard Waiver, as the case may be, to revoke the waiver of the ownership limitation granted to C&S pursuant to the C&S Waiver, Invesco pursuant to the Invesco Waiver, BlackRock pursuant to the BlackRock Waiver and/or Vanguard pursuant to the Vanguard Waiver, as the case may be, and will insure that each similar waiver that may be granted in the future gives the Company a similar right of revocation and the Company will, if necessary to prevent a violation of Section 856(a)(6) of the Code, promptly exercise such right; provided that this paragraph shall not be applicable with respect to any such waiver which has been terminated in writing by the Company.

(qq) Senior Indebtedness. The Securities constitute “senior indebtedness” as such term is defined in any agreement governing any outstanding subordinated indebtedness of the Operating Partnership.

(rr) No Subsidiary Guarantees. No subsidiary of the Company or the Operating Partnership has, directly or indirectly, guaranteed or otherwise provided direct or indirect financial or credit support for any Debt (as defined in the Preliminary Prospectus Supplement) of the Company or the Operating Partnership or has entered into a keepwell or other agreement, instrument or arrangement pursuant to which it is or may be required to maintain the capital, shareholders’ or partners’ equity or other financial condition of the Company or the Operating Partnership, nor has any subsidiary of the Company or the Operating Partnership entered into any agreement, instrument or arrangement pursuant to which it is or may be required to do any of the foregoing, whether upon the occurrence of certain events or conditions, upon notice or lapse of time, or otherwise.

(ss) Representations in Certificates. Any certificate signed by any officer of the Company (acting on its own behalf or in its capacity as general partner of the Operating Partnership), the Operating Partnership or any other subsidiary of the Company and delivered to the Representatives or to counsel for the Underwriters after the date of this Agreement and prior to or on the Closing Date or in connecting with the delivery and sale of the Securities shall be deemed a joint and several representation and warranty by the Operating Partnership and the Company to each Underwriter as to the matters covered thereby.

4. Further Agreements of the Operating Partnership and the Company. The Operating Partnership and the Company jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Operating Partnership and the Company will file the Preliminary Prospectus and the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus

(including the Pricing Term Sheet (as defined in Annex A hereto)) to the extent required by Rule 433 under the Securities Act within the time period specified by Rule 433; and the Operating Partnership and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Operating Partnership or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Operating Partnership will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Operating Partnership will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Operating Partnership and the Company will deliver, without charge, (i) to the Representatives, upon request, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Operating Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. During the Prospectus Delivery Period, the Company and the Operating Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement or amendment to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated or deemed to be incorporated by reference in any of the foregoing) or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Operating Partnership or the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Operating Partnership or the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Operating Partnership and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Operating Partnership and the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Operating Partnership and the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Operating Partnership and the Company will furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Securities for offer and sale under the securities or Blue Sky laws of such states or other jurisdictions as the Representatives may reasonably designate and each of the Operating Partnership and the Company will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Operating Partnership nor the Company shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. Each of the Operating Partnership and the Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Operating Partnership and the Company, respectively, occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. Other than in connection with the Exchange Offer, during the period from the date hereof through and including the date that is one day after the Closing Date, the Operating Partnership and the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Operating Partnership or the Company and having a tenor of more than one year.

(j) Use of Proceeds. The Company and the Operating Partnership will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Company and the Operating Partnership will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Operating Partnership nor the Company will take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities; provided that nothing herein shall prevent the Operating Partnership or the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(m) Record Retention. The Company and the Operating Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees, severally and not jointly, that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Operating Partnership or the Company and not incorporated by reference into the Registration Statement and any press release issued by the Operating Partnership or the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Operating Partnership in advance in writing, including by email. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Operating Partnership or the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Operating Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Operating Partnership and the Company of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Operating Partnership and the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Operating Partnership and the Company and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and an executive officer of the general partner of the Operating Partnership, each of whom has specific knowledge of the Company’s and the Operating Partnership’s financial matters and is satisfactory to the Representatives, (i) confirming that each such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of each such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct on and as of the Closing Date, (ii) confirming that the other representations and warranties of the Operating Partnership and the Company in this Agreement are true and correct on and as of the Closing Date, and that the Operating Partnership and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. (i)(a) On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company and the Operating Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of or relating to the Operating Partnership and the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date and (b) on the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of or relating to Colonial and Colonial LP contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company and the Operating Partnership shall have furnished to the Representatives a certificate, dated the date of this Agreement and addressed to the Representatives, of the Chief Financial Officer of the Company, with respect to historical and pro forma financial statements, if any, and certain other financial, numerical and statistical data, in each case not covered by the comfort letters referred to in clause (i) of this paragraph in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and Negative Assurance Statement of Counsel for the Operating Partnership and the Company. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC counsel to the Operating Partnership and the Company, shall have furnished to the Representatives, at the request of the Operating Partnership and the Company, their written opinion and negative assurance statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and Negative Assurance Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance statement of Sidley Austin LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, the Operating Partnership and any other Significant Subsidiary of the Company in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by two duly authorized officers of the Company, by two duly authorized officers of the Company acting in its capacity as general partner of the Operating Partnership and by the Trustee, the Securities shall have been duly executed and delivered by two duly authorized officers of the Company, acting in its capacity as General Partner of the Operating Partnership, and duly authenticated by the Trustee.

(m) Rating Requirement. The Securities shall have credit ratings and outlooks from Moody’s Investors Service Inc. (“Moody’s”), Standard & Poor’s (“S&P”) and Fitch Inc. (“Fitch”) at the Closing Date that are the same as or better than the respective ratings and outlooks set forth in the Pricing Term Sheet filed with the Commission on the date hereof, and the Operating Partnership and the Company shall have delivered to the Representatives documentation from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

(n) Additional Documents. On or prior to the Closing Date, the Operating Partnership and the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement to any of the foregoing) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Operating Partnership and the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, the Company, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Operating Partnership and the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information consists of the following paragraphs in the Time of Sale Prospectus and the Prospectus: (i) in the first full paragraph under the subcaption “Underwriting (conflicts of interest)—Commissions and discounts” concerning the public offering price, concession and reallowance; (ii) in the third sentence under the subcaption “Underwriting (conflicts of interest)—No prior market for the notes” concerning market-making; and (iii) under the subcaption “Underwriting (conflicts of interest)—Price stabilization and short positions” but only insofar as concerns the Underwriters, regarding stabilization, overallotments and short positions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. Subject to the proviso to this sentence, the Indemnifying Person shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel (in which case the Indemnifying Person shall not be entitled to participate in or assume the defense of any suit, action, proceeding, investigation, claim or demand brought or asserted against such Indemnified Person), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Operating Partnership, the Company, their respective directors and officers who signed the Registration Statement and any control persons of the Operating Partnership and the Company shall be designated in writing by the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification has been or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Operating Partnership and the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Operating Partnership, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Operating Partnership to contribute pursuant to this Section are joint and several. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Operating Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Operating Partnership or the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Operating Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Operating Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Operating Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Operating Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and by other persons satisfactory to the Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Operating Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and by other persons satisfactory to the Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Operating Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Operating Partnership or the Company, except that the Operating Partnership and the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Operating Partnership, the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Operating Partnership and the Company jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Operating Partnership’s and the Company’ counsel and independent accountants and Colonial’s and, if applicable, Colonial LP’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related and reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses (including reasonable fees and expenses of counsel for the Underwriters) and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Operating Partnership and the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Operating Partnership for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Operating Partnership and the Company jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Operating Partnership, the Company and the Underwriters contained in this Agreement or made by or on behalf of the Operating Partnership, the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Operating Partnership, the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Operating Partnership and the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Jefferies LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Jefferies LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Investment Grade Syndicate Desk – 3rd Floor, (fax (212) 834-6081); Wells Fargo Securities, LLC, 550 South Tryon Street,

5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (fax (704) 410-0326); and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Notices to the Operating Partnership and the Company shall be given to them at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, Tennessee 38138, Attention: Andrew Schaeffer (email: Andrew.schaeffer@maac.com), with a copy to Robert J. DelPriore (email: robert.delpriore@maac.com).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Operating Partnership and the Company hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Operating Partnership and the Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Operating Partnership and the Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Operating Partnership and the Company, respectively, and may be enforced in any court to the jurisdiction of which the Operating Partnership and the Company, respectively, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment Communities, Inc.
Its:	General Partner

By	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.

By	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first written above:

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

JEFFERIES LLC

By	/s/ Joshua G. Fuller
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto

Schedule 1

Name	Principal amount of notes
J.P. Morgan Securities LLC	$88,000,000
Wells Fargo Securities, LLC	88,000,000
Jefferies LLC	88,000,000
U.S. Bancorp Investments, Inc.	48,000,000
Citigroup Global Markets Inc.	24,000,000
KeyBanc Capital Markets Inc.	24,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	8,000,000
BMO Capital Markets Corp.	8,000,000
Capital One Securities, Inc.	8,000,000
Fifth Third Securities, Inc.	8,000,000
Regions Securities LLC	8,000,000

Total	$400,000,000

Annex A

•	Term Sheet, dated June 10, 2014, substantially in the form of Annex B (the “Pricing Term Sheet”).

Annex B

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-191243-01

June 10, 2014

Mid-America Apartments, L.P.

$400,000,000

3.750% Senior Notes due 2024

Pricing Term Sheet

This pricing term sheet relates only to the securities described below and should be read together with Mid-America Apartments, L.P.’s preliminary prospectus supplement dated June 10, 2014 (the “preliminary prospectus supplement”) and the accompanying prospectus dated September 18, 2013 and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Mid-America Apartments, L.P. (the “Operating Partnership”)

Security:	3.750% Senior Notes due June 15, 2024

Principal Amount:	$400,000,000 aggregate principal amount

Trade Date:	June 10, 2014

Settlement Date:	June 13, 2014 (T+3)

Maturity Date:	June 15, 2024

Interest Payment Dates:	Payable semi-annually on June 15 and December 15, commencing December 15, 2014

Interest Rate:	3.750% per year, accruing from June 13, 2014

Price to Public:	98.873% of the principal amount, plus accrued interest, if any

Benchmark Treasury:	2.500% due May 15, 2024

Benchmark Treasury Yield:	2.637%

Spread to Benchmark Treasury:	+125 basis points

Yield to Maturity:	3.887%

Optional Redemption:	Prior to March 15, 2024, make-whole redemption at the Treasury Rate (as defined) plus 20 basis points plus (except as otherwise provided in the preliminary prospectus supplement) accrued and unpaid interest. On and after March 15, 2024, at a redemption price equal to 100% of the principal amount plus (except as otherwise provided in the preliminary prospectus supplement) accrued and unpaid interest. See the preliminary prospectus supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption.

CUSIP / ISIN:	59523UAL1 / US59523UAL17

Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC Jefferies LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Citigroup Global Markets Inc.

KeyBanc Capital Markets Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

Capital One Securities, Inc.

Fifth Third Securities, Inc.

Regions Securities LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 212-834-4533, Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or Jefferies LLC toll-free at 1-877-547-6340.